                                                                EXHIBIT 10.120

                                                                EXECUTION COPY



                AMENDMENT NO. 3 OF REVOLVING CREDIT AGREEMENT,
                     WAIVER OF REVOLVING CREDIT AGREEMENT
                  AND TERM CREDIT AGREEMENT AND TERMINATION
                    AND RELEASE OF SHAREHOLDER GUARANTORS


        AMENDMENT AND WAIVER dated as of May 14, 2001 of the Revolving Credit Agreement dated as of March 31, 1998 (as heretofore amended, the "REVOLVING CREDIT AGREEMENT") among MOTIENT HOLDINGS INC. (formerly AMSC ACQUISITION COMPANY, INC.) (the "BORROWER"), MOTIENT CORPORATION (formerly AMERICAN MOBILE SATELLITE CORPORATION) (the "PARENT GUARANTOR"), the BANKS party thereto (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "DOCUMENTATION AGENT"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (the "ADMINISTRATIVE AGENT"); WAIVER dated as of May 14, 2001 of the Term Credit Agreement dated as of March 31, 1998 (as heretofore amended, the "TERM CREDIT AGREEMENT", and together with the Revolving Credit Agreement, the "CREDIT AGREEMENTS") among the Parent Guarantor, the Banks, the Documentation Agent and the Administrative Agent; and TERMINATION AND RELEASE dated as of May 14, 2001 of certain Shareholder Guarantors (collectively, the "AGREEMENT").

        WHEREAS, the Parent Guarantor proposes to create a wholly-owned Subsidiary which will merge with and into Rare Medium Group, Inc. ("RMG"), with the merger consideration for RMG's common stock to consist of the Preferred Stock (as defined below), and the merger consideration for RMG's preferred stock to consist of (i) 9,000,000 shares of XM Stock (as defined below), (ii) cash in an amount equal to the SingTel/Baron Amount (as defined below) and (iii) the Discrepancy Note (as defined below) (collectively, together with the other transactions, and all as, contemplated by the RMG Merger Agreement (as defined below), the "RMG TRANSACTION");

        WHEREAS, simultaneously with the consummation of the RMG Merger (as defined below), all outstanding and accrued amounts under the Term Credit Agreement shall be paid in full and the Commitments shall be reduced;


        WHEREAS, the Borrower and the Parent Guarantor have requested, and the Banks and the Shareholder Guarantors are willing to make, certain amendments to and waivers of the Revolving Credit Agreement and a waiver of the Term Credit Agreement in connection with the RMG Transaction and the other matters set forth below; and

        WHEREAS, the consent of Baron Capital and SingTel to the amendments and waivers contained herein is conditioned upon the termination of, and release of all obligations under, their respective Shareholder Guaranties related to each of the Credit Agreements (collectively, the "BARON/SINGTEL GUARANTIES");

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined or noted herein, each term used which is defined in the Revolving Credit Agreement has the meaning assigned to such term in the Revolving Credit Agreement. The term "Banks" shall mean the Banks under the Revolving Credit Agreement, the Term Credit Agreement or both, as the context shall require.

        SECTION 2. Amendment of Section 1.01. (a) Each of the following definitions in Section 1.01 of the Revolving Credit Agreement is amended to read in its entirety as follows:

        "CHANGE IN CONTROL" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than Hughes or AT&T Wireless Services, Inc.) shall have beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 25% of the outstanding capital stock of the Parent Guarantor, (ii) during any period of 24 consecutive calendar months, individuals who were directors of the Parent Guarantor on the first day of such period shall cease to constitute a majority of the board of directors of the Parent Guarantor (ignoring for this purpose replacements of stockholder-designated directors by successor directors designated by the same stockholder or group of stockholders), or (iii) the Parent Guarantor shall cease to own all of the outstanding capital stock of the Borrower.

        "LOAN DOCUMENTS" means this Agreement, each Subsidiary Guaranty, the Shareholder Guaranties, all Rate Contracts between the Borrower and any of the Banks and all agreements, instruments and documents executed and delivered in connection herewith and therewith, each as amended, supplemented, waived or otherwise modified from time to time.

        "SHAREHOLDER GUARANTIES" means the Hughes Guaranty and the Tranche B/C Guaranty.


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


        "SHAREHOLDER GUARANTORS" means Hughes and the Tranche B/C Guarantor.

        (b) Section 1.01 of the Revolving Credit Agreement is further amended by adding in the appropriate alphabetical order the following definitions:

        "APOLLO ENTITY" means any of the holders of RMG's preferred stock, as set forth in RMG's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, and their respective affiliates.

        "DISCREPANCY NOTE" means, collectively, one or more notes in an aggregate initial principal amount equal to the amount, if any, by which $115,000,000 exceeds the sum of (i) the value of 9,000,000 shares of XM Stock (calculated based on the greater of the 10-day volume weighted average share price for the 10 consecutive trading days ended on the day before the date of consummation of the RMG Merger and the 10-day volume weighted average share price for the 10 consecutive trading days ended on September 29, 2001) and
(ii) the SingTel/Baron Amount. The Discrepancy Note will mature on the third anniversary of its issuance and bear interest at the rate of 12% per annum, which interest shall be payable in kind quarterly through compounding or capitalization of interest or issuing additional notes and in cash at maturity.

        "PREFERRED STOCK" means such number of shares of the Parent Guarantor's Series A Voting Convertible Preferred Stock and Series A Non-Voting Convertible Preferred Stock as are required to be issued pursuant to the RMG Merger Agreement, with a liquidation preference of $20.00 per share. The Preferred Stock will pay no dividend and will convert automatically to common stock when the weighted average trading price of the Parent Guarantor's common stock has equaled or exceeded $3.125 for each of ten consecutive trading days.

        "RMG MERGER" means the merger of MR Acquisition Corp., a wholly-owned Subsidiary of the Parent Guarantor, with and into Rare Medium Group, Inc. pursuant to the RMG Merger Agreement.

        "RMG MERGER AGREEMENT" the Agreement and Plan of Merger, dated as of May 14, 2001, among Motient Corporation, Rare Medium Group, Inc., and MR Acquisition Corp.

        "SINGTEL/BARON AMOUNT" means the sum of the Tranche B Commitments and the Tranche C Commitments immediately after giving effect to the RMG Merger and the substantially simultaneous permanent reduction of the Commitments.


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


        "TRANCHE B/C GUARANTOR" means, collectively, one or more Persons reasonably acceptable to the Parent Guarantor, Hughes and the holders of the Tranche B Commitments, Tranche C Commitments, Tranche B Loans and Tranche C Loans immediately after giving effect to the RMG Merger and the substantially simultaneous permanent reduction of the Commitments.

        "TRANCHE B/C GUARANTY" means the guaranty of payment of Obligations in respect of Tranche B Loans and Tranche C Loans made by the Tranche B/C Guarantor to the Administrative Agent for its own benefit and the benefit of the Banks, as the same may be amended from time to time.

        "XM STOCK" means Class A common stock of XM Satellite Radio Holdings,
Inc.

        (c) The definitions of "BARON CAPITAL GUARANTY", "BARON CAPITAL LETTER OF CREDIT" and "SINGTEL GUARANTY" are deleted from Section 1.01 of the Revolving Credit Agreement.

        SECTION 3. Reduction Event Agreements and Waivers; Consent. (a) The Banks waive Sections 2.09(c)(i) and 5.16 of the Revolving Credit Agreement and Sections 2.04(b)(i) and 5.18 of the Term Credit Agreement to the extent necessary to permit the Parent Guarantor to sell up to 2,000,000 shares of XM Stock as contemplated by Section 5.02(f) of the RMG Merger Agreement (which shares are in addition to the 9,000,000 shares of XM Stock included in the RMG Merger consideration) and to apply 50% (instead of 100%) of the Net Cash Proceeds of any such sale to prepay loans under the Term Credit Agreement or reduce Commitments under the Revolving Credit Agreement as required pursuant to the terms thereof. The Banks authorize the Administrative Agent to release, and the Administrative Agent is deemed to have released, the Liens created by the Security and Pledge Agreement (as defined in the Term Credit Agreement) on such shares upon any such sale.


        (b) The Banks consent to the RMG Transaction, and agree that for purposes of Section 2.09(c)(i) of the Revolving Credit Agreement, and waive
Section 2.09(c)(i) of the Revolving Credit Agreement to the extent necessary so that, simultaneously with the consummation of the RMG Merger, there shall automatically occur a Reduction Event, as a result of which the Commitments shall be permanently reduced by the amount by which $34,375,000 exceeds the sum of (x) the aggregate principal amount of loans outstanding under the Term Credit Agreement immediately prior to consummation and (y) the aggregate principal amount of loans under the Term Credit Agreement prepaid prior to consummation from the net cash proceeds of the second loan from RMG to the Parent Guarantor, if made as contemplated by the Note Issuance Waiver of the



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


Term Credit Agreement dated as of April 2, 2001. The Banks agree that, upon the completion of the Reduction Event referred to in the preceding sentence, the agreement with respect to the application of certain Net Cash Proceeds contained in the second sentence of Section 2 of the Note Issuance Waiver of the Revolving Credit Agreement dated as of April 2, 2001 shall be deemed null and void and of no further effect. The Banks further agree that the disposition by the Parent Guarantor of any of the Investments identified as held for sale in Section 4.13 of the Disclosure Schedule shall give rise to a Reduction Event under the Revolving Credit Agreement only to the extent that the aggregate Net Cash Proceeds of all such dispositions exceeds $5,000,000.

        SECTION 4. Amendment of Section 5.04. Section 5.04(a) of the Revolving Credit Agreement is amended to insert before ");" at the end thereof the words "and, after giving effect to the RMG Merger, RMG".

        SECTION 5. Amendment of Section 5.15. Section 5.15(b) of the Revolving Credit Agreement is amended to replace the word "and" before the words "any lien" with a comma, and to add before the semi-colon at the end thereof the words "and any Lien satisfactory to Hughes in favor of the holder of the Discrepancy Note".

        SECTION 6. Amendment of Section 5.16. Section 5.16(e) of the Revolving Credit Agreement is amended to insert "(i)" at the beginning thereof and to add before the semi-colon at the end thereof the clauses ", (ii) dispositions of Investments identified as held for sale in Section 4.13 of the Disclosure Schedule and (iii) dispositions of up to an aggregate of 1,000,000 shares of XM Stock (in addition to any other dispositions of shares of XM Stock previously consented to by the Banks)".

        SECTION 7. Amendment of Section 5.17. Section 5.17 of the Revolving Credit Agreement is amended to insert, after the word "arrangements", the words "not identified in Section 5.17 of the Disclosure Schedule".

        SECTION 8. Amendment of Section 5.18. Section 5.18 of the Revolving Credit Agreement is amended to insert before the semi-colon at the end of clause (a) the words "and in Persons identified in Section 4.13 of the Disclosure Schedule"; to delete the word "and" at the end of clause (b); to change "(c)" to "(d)" each place it appears; and then to insert the following new clause (c) after clause (b):



           (c) Investments in promissory notes accepted in the ordinary course of business by Rare Medium Group, Inc. and its Subsidiaries in satisfaction


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



        of receivables due from customers in an aggregate principal amount which does not exceed $10,000,000 during the term of this Agreement; and

        SECTION 9. Amendment of Section 5.21. Section 5.21 of the Revolving Credit Agreement is amended to add the following proviso before the period at the end thereof:

        ; provided that the Parent Guarantor may issue common stock to the holders of the Preferred Stock upon the conversion thereof

        SECTION 10. Amendment of Section 5.23. Section 5.23 of the Revolving Credit Agreement is amended to delete the word "and" at the end of clause (k); to change "(l)" to "(n)"; and then to insert the following new clauses (l),
(m) and (n) after clause (k):

           (l) Indebtedness of (i) Rare Medium, Inc. to a leading software company under a strategic alliance agreement and an incentive funding agreement in an aggregate principal amount outstanding at any time not to exceed $18,600,000, and (ii) Rare Medium Group, Inc. consisting of guarantees of its Subsidiaries' obligations under real property leases for office space;

           (m) the Discrepancy Note (so long as no cash payment is made in respect thereof);

           (l) Indebtedness under the Guaranty Issuance Agreement and any similar agreement with the Tranche B/C Guarantor; and

        SECTION 11.  Amendment of Section 6.01.

        (a) Section 6.01(q) of the Revolving Credit Agreement is amended to delete the words "(other than Baron Capital, so long as, with respect to any failure to make a payment described in clause (ii) below, an amount equal to such payment is paid under the Baron Capital Letter of Credit)".

        (b) Sections 6.01(r) and (s) of the Revolving Credit Agreement are amended to delete the words "(other than Baron Capital)" and "or Baron Capital Letter of Credit" wherever they appear.

        (c) Section 6.01 of the Revolving Credit Agreement is amended to move the word "and" from the end of clause (t) to the end of clause (u) and to insert the following clause (v) after clause (u):

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


           (v) unless Hughes (in its sole discretion) shall have agreed otherwise, the Parent Guarantor shall have failed to sell 1,000,000 shares of XM Stock and apply all of the Net Cash Proceeds thereof in accordance with Section 2.09(c)(i) on or before September 30, 2001;

        (d) The second line of the portion of Section 6.01 of the Revolving Credit Agreement beginning after clause (v) is amended to insert after the word "Commitments" the words "(excluding any Commitments held by the Borrower, the Parent Guarantor, any Shareholder Guarantor, any Affiliate of the foregoing or any Apollo Entity)", and the fifth line of such portion is amended to insert after the words "amount of the Loans" the words "(excluding any Loans held by the Borrower, the Parent Guarantor, any Shareholder Guarantor, any Affiliate of the foregoing or any Apollo Entity)".

        SECTION 12. Amendment of Pricing Schedule. The Pricing Schedule is amended to read in its entirety as set forth in the attached Pricing Schedule.

        SECTION 13.  Amendment of Disclosure Schedule. Sections 4.05, 4.07 and
4.13 of the Disclosure Schedule are amended, and Section 5.17 is added to the Disclosure Schedule, in each case to read as set forth in the Disclosure Schedule Addendum attached hereto; provided that the portions of Section 4.13 of the Disclosure Schedule relating to equity investments held for sale may be further amended on the Agreement Effective Date (without the consent of the Banks or the Shareholder Guarantors) to reflect dispositions of equity investments held for sale permitted pursuant to the Revolving Credit Agreement (in the case of dispositions by the Parent Guarantor) or the RMG Merger Agreement (in the case of dispositions by RMG).

        SECTION 14. Termination and Release of Baron/SingTel Guaranties. The parties hereto agree that, notwithstanding any provision to the contrary in any Loan Document (as such term is defined in each of the Credit Agreements), including, without limitation, Section 6 of each of the Baron/SingTel Guaranties, the Baron/SingTel Guaranties are hereby terminated in all respects, and each of Baron Capital and SingTel is unconditionally and irrevocably released from any and all obligations or liabilities to the Banks or any other person or entity under or in respect of the Baron/SingTel Guaranties, whether or not such obligation or liability heretofore exists or arises. The Banks hereby authorize and instruct the Administrative Agent to return each Baron Capital Letter of Credit (as defined in each of the Credit Agreements) to Baron Capital.


        SECTION 15. Representations of Borrower and Parent Guarantor. Each of the Borrower and the Parent Guarantor represents and warrants that, after giving effect to this Agreement, (i) the representations and warranties set forth in





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

Article 4 of the Credit Agreements shall be true on and as of the Agreement Effective Date and (ii) no Default shall have occurred and be continuing on such date.

        SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 18. Effectiveness. This Agreement shall become effective as of the date of consummation of the RMG Merger (the "AGREEMENT EFFECTIVE DATE"), provided that on or before such date (i) the Documentation Agent shall have received a counterpart hereof from each of the Borrower, the Parent Guarantor, Hughes, SingTel, Baron Capital and the Banks, signed by such party, or a facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof, (ii) the RMG Merger shall have been consummated, (iii) the Administrative Agent shall have received evidence satisfactory to it of (x) the payment in full of all Obligations (as defined in the Term Credit Agreement), and (y) the effectiveness of the assignment to and assumption by one or more Apollo Entities of all rights and obligations of the Banks with respect to the Tranche B Commitments, Tranche B Loans, Tranche C Commitments and Tranche C Loans under the Revolving Credit Agreement in accordance with Section 10.06(c) of the Revolving Credit Agreement, and (iv) the Administrative Agent shall have received for the account of each Bank an amendment fee of $15,000; provided further that Section 3(a) of this Agreement shall become effective upon the date when the condition set forth in clause (i) of the preceding proviso shall have been satisfied.


        SECTION 19. Shareholder Guarantor Consent. The Shareholder Guarantors consent to the foregoing, and authorize Hughes to release, and Hughes is deemed to have released, (i) as of the Amendment Effective Date, the Liens created by the Shareholder Guarantor Security Agreement on the shares of XM Stock referred to in the first recital above (it being understood that such shares include the shares of XM Stock already pledged to RMG) and (ii) upon their sale, the Liens created by the Shareholder Guarantor Security Agreement on the shares of XM Stock referred to in Section 5.16(e)(iii). In addition, the Shareholder Guarantors consent to the release of the Liens created by the Shareholder Guarantor Security Agreement on 2,000,000 shares of XM Stock, but only for the purpose of the sale by the Parent Guarantor of such shares for Net Cash Proceeds of at least $10.00 per share. It is understood that Hughes' consent to the foregoing shall be conditioned upon there


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


not having been any waiver, amendment or modification (i) of the RMG Merger Agreement in violation of Section 8.04 thereof insofar as such section relates to Hughes, or (ii) without the prior written consent of Hughes, of Section 7.02(c) of the RMG Merger Agreement.




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





        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    MOTIENT HOLDINGS INC. (formerly
                                     AMSC ACQUISITION COMPANY, INC.)


                                    By: /s/ Walter V. Purnell, Jr.
                                       ----------------------------------
                                         Name: Walter V. Purnell, Jr.
                                         Title: President and Chief Executive
                                                Officer


                                    MOTIENT CORPORATION (formerly
                                     AMERICAN MOBILE SATELLITE
                                     CORPORATION)


                                    By: /s/ Walter V. Purnell, Jr.
                                       ----------------------------------
                                         Name: Walter V. Purnell, Jr.
                                         Title: President and Chief Executive
                                                Officer


                                    TORONTO DOMINION (TEXAS), INC.


                                    By: /s/ Lynn Chasin
                                       ----------------------------------
                                         Name: Lynn Chasin
                                         Title: Vice President


                                    MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK


                                    By: /s/ Robert Bottamedi
                                       ----------------------------------
                                         Name: Robert Bottamedi
                                         Title: Vice President

                                    BANK OF AMERICA, N.A.


                                    By:  /s/ Dan Farren
                                       ----------------------------------
                                         Name: Dan Farren
                                         Title: Vice President


                                    INTESABCI LOS ANGELES FOREIGN
                                     BRANCH


                                    By: /s/ Frank Maffei
                                       ----------------------------------
                                         Name: Frank Maffei
                                         Title: Vice President


                                    By: /s/ Charles Dougherty
                                       ----------------------------------
                                         Name: Charles Dougherty
                                         Title: Vice President


                                    BANCA DI ROMA - SAN FRANCISCO


                                    By: /s/ Luca Balestra
                                       ----------------------------------
                                         Name: Luca Balestra
                                         Title: 25050


                                    By: /s/ Richard G. Dietz
                                       ----------------------------------
                                         Name: Richard G. Dietz
                                         Title: 97271


                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Tracey Navin Ewing
                                       ----------------------------------
                                         Name: Tracey Navin Ewing
                                         Title: Vice President

                                    CITICORP USA, INC.


                                    By: /s/ Walter Larsen
                                       ----------------------------------
                                         Name: Walter Larsen
                                         Title: Vice President


                                    DEUTSCHE BANK AG, NEW YORK
                                     BRANCH AND/OR CAYMAN ISLANDS
                                     BRANCH


                                    By: /s/ Philippe Sandmeier
                                       ----------------------------------
                                         Name: Philippe Sandmeier
                                         Title: Director


                                    By: /s/ Sonia K. Satl
                                       ----------------------------------
                                         Name: Sonia K. Satl
                                         Title: Associate


                                    BANK ONE, N.A.


                                    By: /s/ Karen C. Ryan
                                       ----------------------------------
                                         Name: Karen C. Ryan
                                         Title: Vice President


                                    SAN PAOLO IMI S.P.A.


                                    By: /s/ Carlo Persioo
                                       ----------------------------------
                                         Name: Carlo Persioo
                                         Title: GM

                                    By: /s/ Robert Wurster
                                       ----------------------------------
                                         Name: Robert Wurster
                                         Title: EVP

                                    HUGHES ELECTRONICS
                                     CORPORATION


                                    By: /s/ Michael Gaines
                                       ----------------------------------
                                         Name: Michael Gaines
                                         Title: Corp. Vice President


                                    SINGAPORE TELECOMMUNICATIONS
                                     LTD.


                                    By: Tay Chek Khoon
                                       ----------------------------------
                                         Name: Tay Chek Khoon
                                         Title: Vice President (Satellite
                                                Business and Global Mgmt)


                                    BARON CAPITAL PARTNERS, L.P.,
                                     a Delaware limited partnership
                                    By: BARON CAPITAL MANAGEMENT,
                                     INC., as general partner


                                    By: /s/ Ronald Baron
                                       ----------------------------------
                                         Name: Ronald Baron
                                         Title: Chairman and CEO

                               PRICING SCHEDULE

        "EURO-DOLLAR MARGIN" and "COMMITMENT FEE PERCENTAGE" mean for any date the rates set forth below in the column corresponding to the "PRICING LEVEL" that applies at such date:



------------------------------------------------------------------------
                         Level I           Level II         Level III
------------------------------------------------------------------------
Euro-Dollar Margin       0.750%            1.000%           1.250%
------------------------------------------------------------------------

Commitment Fee           0.125%            0.150%           0.175%
Percentage
------------------------------------------------------------------------


        For purposes of this Schedule, the following terms have the following meanings:

        "LEVEL I PRICING" applies at any date if, as of such date, Hughes' long-term debt is rated A3 or higher by Moody's and A- or higher by S&P

        "LEVEL II PRICING" applies at any date if, as of such date, (i) Hughes' long-term debt is rated Baa2 or higher by Moody's and BBB or higher by S&P and (ii) Level I Pricing does not apply.

        "LEVEL III PRICING" applies at any date if neither Level I nor Level II Pricing applies.

        "MOODY'S" means Moody's Investors Service, Inc.

        "PRICING LEVEL" refers to the determination of which of Level I, Level II or Level III applies at any date.

        "S&P" means Standard & Poor's Rating Service.

        The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of Hughes without third-party credit enhancement, and any rating assigned to any other debt security of Hughes shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.


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